SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”), is entered into and made effective as of December 31, 2007, by and between PLATINA ENERGY GROUP, INC., (the “Company”), and the BUYER(S) listed on Schedule I attached to the Securities Purchase Agreement dated the date hereof (the “Secured Party”).

WHEREAS, the Company shall issue and sell to the Secured Party, as provided in the Securities Purchase Agreement dated the date hereof between the Company and the Secured Party (the “Securities Purchase Agreement”), and the Secured Party shall purchase up to One Million Five Hundred Thousand Dollars ($1,500,000) of secured promissory notes (the “Notes”), which shall be convertible into shares of the Company’s common stock, par value $.001 (the “Common Stock”) (as converted, the “Conversion Shares”), for a total purchase price of up to One Million Five Hundred Thousand Dollars ($1,500,000), in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached to the Securities Purchase Agreement;

WHEREAS, to induce the Secured Party to enter into the transaction contemplated by the Securities Purchase Agreement, the Notes, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Instructions, the Warrant, the Pledge Agreement, and the Escrow Agreement, each as defined in the Securities Purchase Agreement (collectively referred to as the “Transaction Documents”), the Company hereby grants to the Secured Party a security interest in and to the pledged collateral identified on Attachment 1 hereto until the satisfaction of the Obligations, as defined herein below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1.	Recitals.

The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2.	Interpretations.

Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3.	Obligations Secured.

The obligations secured hereby are any and all obligations of the Company now existing or hereinafter incurred to the Secured Party, whether oral or written and whether arising before, on or after the date hereof including, without limitation, those obligations of the Company to the Secured Party under the Securities Purchase Agreement, the Notes, the Investor Registration Rights Agreement and Irrevocable Transfer Agent Instructions, and any other amounts now or hereafter owed to the Secured Party by the Company thereunder or hereunder (collectively, the “Obligations”).

ARTICLE 2.

PLEDGED COLLATERAL, ADMINISTRATION OF COLLATERAL

AND TERMINATION OF SECURITY INTEREST

Section 2.1.	Grant of Security Interest.

1.            As security for the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title and interests of Company and its subsidiaries in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the “Pledged Collateral.”).

(a)            Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge, file, record and deliver to the Secured Party any documents reasonably requested by the Secured Party to perfect its security interest in the Pledged Collateral. Simultaneously with the execution and delivery of this Agreement, the Company shall make, execute, acknowledge and deliver to the Secured Party such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Collateral, and the Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

Section 2.2.	Rights; Interests; Etc.

(a)            So long as no Event of Default (as hereinafter defined) shall have occurred and be continuing:

(i)            the Company and its subsidiaries shall be entitled to exercise any and all rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms hereof; and

(ii)            the Company and its subsidiaries shall be entitled to receive and retain any and all payments paid or made in respect of the Pledged Collateral.

(b)            Upon the occurrence and during the continuance of an Event of Default:

(i)            All rights of the Company and/or its subsidiaries to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 2.2(a)(i) hereof and to receive payments which it would otherwise be authorized to receive and retain pursuant to Section 2.2(a)(ii) hereof shall be suspended, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such rights and to receive and hold as Pledged Collateral such payments; provided, however, that if the Secured Party shall become entitled and shall elect to exercise its right to realize on the Pledged Collateral pursuant to Article 5 hereof, then all cash sums received by the Secured Party, or held by Company and/or its subsidiaries for the benefit of the Secured Party and paid over pursuant to Section 2.2(b)(ii) hereof, shall be applied against any outstanding Obligations; and

(ii)            All interest, dividends, income and other payments and distributions which are received by the Company and/or its subsidiaries contrary to the provisions of Section 2.2(b)(i) hereof shall be received in trust for the benefit of the Secured Party, shall be segregated from other property of the Company and/or its subsidiaries and shall be forthwith paid over to the Secured Party; or

(iii)            The Secured Party in its sole discretion shall be authorized to sell any or all of the Pledged Collateral at public or private sale in order to recoup all of the outstanding principal plus accrued interest owed pursuant to the Notes as described herein

(c)            Each of the following events shall constitute a default under this Agreement (each an “Event of Default”):

(i)            any default, whether in whole or in part, shall occur in the payment to the Secured Party of principal, interest or other item comprising the Obligations as and when due or with respect to any other debt or obligation of the Company to a party other than the Secured Party;

(ii)            any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed under this Agreement or the Transaction Documents;

(iii)            the Company and/or its subsidiaries shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking:  (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any of the proceedings set forth in this Section 2.2(c)(ii) under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; or (iii) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.2(c)(ii) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company and/or its subsidiaries, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company and/or its subsidiaries, and any of the foregoing shall continue unstayed and in effect for any period of thirty (30) days.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1.	Secured Party Appointed Attorney-In-Fact.

Upon the occurrence of an Event of Default, the Company hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to receive and collect all instruments made payable to the Company representing any payments in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.  The Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Collateral as and when the Secured Party may determine.  To facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Collateral or Pledged Collateral to make payments directly to the Secured Party.

Section 3.2.	Secured Party May Perform.

If the Company fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by the Company under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1.	Authorization; Enforceability.

Each of the parties hereto represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the respective party, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.	Ownership of Pledged Collateral.

The Company warrants and represents that it is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

ARTICLE 5.

DEFAULT; REMEDIES; SUBSTITUTE COLLATERAL

Section 5.1.	Default and Remedies.

(a)            If an Event of Default described in Section 2.2(c)(i) or (ii) occurs, then in each such case the Secured Party may declare the Obligations to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration, the Obligations shall become immediately due and payable.  If an Event of Default described in Sections 2.2(c)(iii) or (iv) occurs and is continuing for the period set forth therein, then the Obligations shall automatically become immediately due and payable without declaration or other act on the part of the Secured Party.

(b)            Upon the occurrence of an Event of Default, the Secured Party shall: (i) be entitled to receive all distributions with respect to the Pledged Collateral, (ii) to cause the Pledged Collateral to be transferred into the name of the Secured Party or its nominee, (iii) to dispose of the Pledged Collateral, and (iv) to realize upon any and all rights in the Pledged Collateral then held by the Secured Party.

Section 5.2.	Method of Realizing Upon the Pledged Collateral: Other Remedies.

Upon the occurrence of an Event of Default, in addition to any rights and remedies available at law or in equity, the following provisions shall govern the Secured Party’s right to realize upon the Pledged Collateral:

(a)            Any item of the Pledged Collateral may be sold for cash or other value in any number of lots at brokers board, public auction or private sale and may be sold without demand, advertisement or notice (except that the Secured Party shall give the Company ten (10) days’ prior written notice of the time and place or of the time after which a private sale may be made (the “Sale Notice”)), which notice period shall in any event is hereby agreed to be commercially reasonable.  At any sale or sales of the Pledged Collateral, the Company may bid for and purchase the whole or any part of the Pledged Collateral and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Secured Party.  The Company will execute and deliver, or cause to be executed and delivered, such instruments, documents, assignments, waivers, certificates, and affidavits and supply or cause to be supplied such further information and take such further action as the Secured Party reasonably shall require in connection with any such sale.

(b)            Any cash being held by the Secured Party as Pledged Collateral and all cash proceeds received by the Secured Party in respect of, sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied as follows:

(i)            to the payment of all amounts due the Secured Party for the expenses reimbursable to it hereunder or owed to it pursuant to Section 8.3 hereof;

(ii)            to the payment of the Obligations then due and unpaid.

(iii)            the balance, if any, to the person or persons entitled thereto, including, without limitation, the Company.

(c)            In addition to all of the rights and remedies which the Secured Party may have pursuant to this Agreement, the Secured Party shall have all of the rights and remedies provided by law, including, without limitation, those under the Uniform Commercial Code.

(i)            If the Company fails to pay such amounts due upon the occurrence of an Event of Default which is continuing, then the Secured Party may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of Company, wherever situated.

(ii)            The Company agrees that it shall be liable for any reasonable fees, expenses and costs incurred by the Secured Party in connection with enforcement, collection and preservation of the Transaction Documents, including, without limitation, reasonable legal fees and expenses, and such amounts shall be deemed included as Obligations secured hereby and payable as set forth in Section 8.3 hereof.

Section 5.3.	Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or the property of the Company or of such other obligor or its creditors, the Secured Party (irrespective of whether the Obligations shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Secured Party shall have made any demand on the Company for the payment of the Obligations), subject to the rights of Previous Security Holders, shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)            to file and prove a claim for the whole amount of the Obligations and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Secured Party (including any claim for the reasonable legal fees and expenses and other expenses paid or incurred by the Secured Party permitted hereunder and of the Secured Party allowed in such judicial proceeding), and

(ii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Secured Party to make such payments to the Secured Party and, in the event that the Secured Party shall consent to the making of such payments directed to the Secured Party, to pay to the Secured Party any amounts for expenses due it hereunder.

Section 5.4.	Duties Regarding Pledged Collateral.

The Secured Party shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Collateral actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

The Company covenants and agrees that, from the date hereof and until the Obligations have been fully paid and satisfied, unless the Secured Party shall consent otherwise in writing (as provided in Section 8.4 hereof):

Section 6.1.	Existence, Properties, Etc.

(a)            The Company shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (i) to maintain Company’s due organization, valid existence and good standing under the laws of its state of incorporation, and (ii) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below); and (b) the Company shall not do, or cause to be done, any act impairing the Company’s corporate power or authority (i) to carry on the Company’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its sole discretion, whether individually or in the aggregate, upon (a) the Company’s assets, business, operations, properties or condition, financial or otherwise or results of operations of the Company, taken as a whole, excluding any change, event, circumstance or effect that is caused by changes in general economic conditions or changes generally affecting the industry in which the Company operates (provided that such changes do not affect the Company in a materially disproportionate manner); or (b) the Company’s ability to make payment as and when due of all or any part of the Obligations; or (c) the Pledged Collateral.

Section 6.2.	Financial Statements and Reports.

The Company shall furnish to the Secured Party such financial data as the Secured Party may reasonably request. Without limiting the foregoing, the Company shall furnish to the Secured Party (or cause to be furnished to the Secured Party) the following:

(a)            as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company, the balance sheet of the Company as of the close of such fiscal year, the statement of earnings and retained earnings of the Company as of the close of such fiscal year, and statement of cash flows for the Company for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct and accompanied by a certificate of the chief executive and chief financial officers of the Company, stating that the Company has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement during such fiscal year and that no Event of Default hereunder has occurred and is continuing, or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action the Company proposes to take in connection therewith;

(b)            within thirty (30) days of the end of each calendar month, a balance sheet of the Company as of the close of such month, and statement of earnings and retained earnings of the Company as of the close of such month, all in reasonable detail, and prepared substantially in accordance with generally accepted accounting principles consistently applied, certified by the chief executive and chief financial officers of the Company as being true and correct; and

(c)            promptly upon receipt thereof, copies of all accountants' reports and accompanying financial reports submitted to the Company by independent accountants in connection with each annual examination of the Company.

Section 6.3	Accounts and Reports.

The Company shall maintain a standard system of accounting in accordance with generally accepted accounting principles consistently applied and provide, at its sole expense, to the Secured Party the following:

(a)            as soon as available, a copy of any notice or other communication alleging any nonpayment or other material breach or default, or any foreclosure or other action respecting any material portion of its assets and properties, received respecting any of the indebtedness of the Company in excess of $25,000 (other than the Obligations), or any demand or other request for payment under any guaranty, assumption, purchase agreement or similar agreement or arrangement respecting the indebtedness or obligations of others in excess of $25,000, including any received from any person acting on behalf of the Secured Party or beneficiary thereof, except for supplier requests in the normal course of business for payment of past due accounts payable invoices so long as such past due amounts do not exceed in the aggregate $50,000 at any time; and

(b)            within fifteen (15) days after the making of each submission or filing, a copy of any report, financial statement, notice or other document, whether periodic or otherwise, submitted to the shareholders of the Company, or submitted to or filed by the Company with any governmental authority involving or affecting (i) the Company that could have a Material Adverse Effect; (ii) the Obligations; (iii) any part of the Pledged Collateral; or (iv) any of the transactions contemplated in this Agreement or the Transaction Documents.

Section6.4.	Maintenance of Books and Records; Inspection.

The Company shall maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, during business hours and upon reasonable notice to visit and inspect any of its properties (including but not limited to the Pledged Collateral), corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

Section 6.5.	Maintenance and Insurance.

(c)            The Company shall maintain or cause to be maintained, at its own expense, all of its assets and properties in good working order and condition, making all necessary repairs thereto and renewals and replacements thereof.

(d)            The Company shall maintain or cause to be maintained, at its own expense, insurance in form, substance and amounts (including deductibles), which the Company deems reasonably necessary to the Company’s business, (i) adequate to insure all assets and properties of the Company, which assets and properties are of a character usually insured by persons engaged in the same or similar business against loss or damage resulting from fire or other risks included in an extended coverage policy; (ii) against public liability and other tort claims that may be incurred by the Company; (iii) as may be required by the Transaction Documents and/or applicable law and (iv) as may be reasonably requested by Secured Party, all with adequate, financially sound and reputable insurers.

Section 6.6.	Contracts and Other Collateral.

The Company shall perform all of its obligations under or with respect to each instrument, receivable, contract and other intangible included in the Pledged Collateral to which the Company is now or hereafter will be party on a timely basis and in the manner therein required, including, without limitation, this Agreement.

Section 6.7.	Defense of Collateral, Etc.

The Company shall defend and enforce its right, title and interest in and to any part of:  (a) the Pledged Collateral; and (b) if not included within the Pledged Collateral, those assets and properties whose loss could have a Material Adverse Effect, the Company shall defend the Secured Party’s right, title and interest in and to each and every part of the Pledged Collateral, each against all manner of claims and demands on a timely basis to the full extent permitted by applicable law.

Section 6.8.	Payment of Debts, Taxes, Etc.

The Company shall pay, or cause to be paid, all of its indebtedness and other liabilities and perform, or cause to be performed, all of its obligations in accordance with the respective terms thereof, and pay and discharge, or cause to be paid or discharged, all taxes, assessments and other governmental charges and levies imposed upon it, upon any of its assets and properties on or before the last day on which the same may be paid without penalty, as well as pay all other lawful claims (whether for services, labor, materials, supplies or otherwise) as and when due

Section 6.9.	Taxes and Assessments; Tax Indemnity.

The Company shall (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Company, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Company in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

Section 6.10.	Compliance with Law and Other Agreements.

The Company shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Company is a party or by which the Company or any of its properties is bound.  Except as set forth in its cash flow projections provided to the Secured Party as set forth in the Securities Purchase Agreement, without limiting the foregoing, the Company shall pay all of its indebtedness promptly in accordance with the terms thereof.

Section 6.11.	Notice of Default.

The Company shall give written notice to the Secured Party of the occurrence of any default or Event of Default under this Agreement, the Transaction Documents or the Debenture any other agreement of Company for the payment of money, promptly upon the occurrence thereof.

Section 6.12.	Notice of Litigation.

The Company shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $50,000, instituted by any persons against the Company, or affecting any of the assets of the Company, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Company on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Company.

ARTICLE 7.

NEGATIVE COVENANTS

The Company covenants and agrees that, from the date hereof until the Obligations have been fully paid and satisfied, the Company shall not, unless the Secured Party shall consent otherwise in writing:

Section 7.1.	Indebtedness.

Other than in the ordinary course of business consistent with past practice, the Company shall not directly or indirectly permit, create, incur, assume, permit to exist, increase, renew or extend on or after the date hereof any indebtedness on its part, including commitments, contingencies and credit availabilities, or apply for or offer or agree to do any of the foregoing.

Section 7.2.	Liens and Encumbrances.

Other than in the ordinary course of business consistent with past practice,  and except for such assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance as is outstanding on the date of this Agreement, the Company shall not directly or indirectly make, create, incur, assume or permit to exist any assignment, transfer, pledge, mortgage, security interest or other lien or encumbrance of any nature in, to or against any part of the Pledged Collateral or of the Company’s capital stock, or offer or agree to do so, or own or assign, pledge or in any way transfer or encumber its right to receive any income or other distribution or proceeds from any part of the Pledged Collateral or the Company’s capital stock; or enter into any sale-leaseback financing respecting any part of the Pledged Collateral as lessee, or cause or assist the inception or continuation of any of the foregoing.

Section 7.3.	Certificate of Incorporation, By-Laws, Mergers, Consolidations, Acquisitions and Sales.

Other than in the ordinary course of business consistent with past practice, without the prior express written consent of the Secured Party, the Company shall not:  (a) Amend its Certificate of Incorporation or By-Laws; (b) issue or sell any Common Stock or Preferred Stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (c) issue or sell any Preferred Stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration per share less than such Common Stock’s bid price value determined immediately prior to its issuance,; (c) be a party to any merger, consolidation or corporate reorganization, (d) purchase or otherwise acquire all or substantially all of the assets or stock of, or any partnership or joint venture interest in, any other person, firm or entity, (e) enter into any security instrument granting the holder a security interest in any of the assets of the Company or sell, transfer or lease all or any substantial part of the assets of the Company, nor (f) create any subsidiaries nor convey any of its assets to any subsidiary.

Section 7.4.	Management, Ownership.

The Company shall not materially change its ownership, executive staff or management without the prior written consent of the Secured Party.  The ownership, executive staff and management of the Company are material factors in the Secured Party's willingness to institute and maintain a lending relationship with the Company.

Section 7.5.	Dividends, Etc.

The Company shall not declare or pay any dividend of any kind, in cash or in property, on any class of its capital stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of the Secured Party.

Section 7.6.	Guaranties; Loans.

Other than in the ordinary course of business, and except for such guarantees or liabilities as are outstanding on the date of this Agreement, the Company shall not guarantee nor be liable in any manner, whether directly or indirectly, or become contingently liable after the date of this Agreement in connection with the obligations or indebtedness of any person or persons, except for (i) the indebtedness currently secured by the liens identified on the Pledged Collateral identified on Exhibit A hereto and (ii) the endorsement of negotiable instruments payable to the Company for deposit or collection in the ordinary course of business.  The Company shall not make any loan, advance or extension of credit to any person other than in the normal course of its business.

Section 7.7.	Debt.

Other than in the ordinary course of business, and except for such indebtedness as is outstanding on the date of this Agreement, without the prior written approval of Trafalgar, the Company shall not create, incur, assume or suffer to exist any additional indebtedness of any description whatsoever in an aggregate amount in excess of $50,000 (excluding any indebtedness of the Company to the Secured Party, trade accounts payable and accrued expenses incurred in the ordinary course of business and the endorsement of negotiable instruments payable to the Company, respectively for deposit or collection in the ordinary course of business).

Section 7.8.	Conduct of Business.

The Company will continue to engage in the business of the Company in the same manner as heretofore conducted and only in the ordinary course consistent with past practice.

Section 7.9.	Places of Business.

The location of the Company’s chief place of business is at the address set forth in  Section 8.1 hereof.  The Company shall not change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party or move any of the Pledged Collateral from its current location (other than in the ordinary course of business) without thirty (30) days' prior written notice to the Secured Party in each instance.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.	Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person, by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	Trafalgar Capital Specialized Investment Fund
8-10 Rue Mathias Hardt
BP 3023
L-1030 Luxembourg
Attention: Andrew Garai, Chairman of the Board of
Trafalgar Capital Sarl, General Partner
Facsimile: 011-44-207-405-0161 and 001-786-323-1651

With a copy to:	James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL 33496
Attention: James Dodrill, Esq.
Telephone: (561) 862-0529
Facsimile: (561) 892-7787

And if to the Company:	Blair Merriam, CEO
1807 Capitol Avenue, Suite 101-1
Cheyenne, WY 82001
Telephone: (303) 881-2604
Facsimile: (480)287-9560

With a copy to:	Michael J. Tauger, Esq.
5445 DTC Parkway, Suite 520
Greenwood Village, CO 80111

Telephone: (303) 713-0363
Facsimile: (720)489-1587

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.	Severability.

If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.	Expenses.

In the event of an Event of Default, the Company will pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with:  (i) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Collateral; (ii) the exercise or enforcement of any of the rights of the Secured Party hereunder or (iii) the failure by the Company to perform or observe any of the provisions hereof.

Section 8.4.	Waivers, Amendments, Etc.

The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Company of any undertakings, agreements or covenants shall not waiver, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Company contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party.

Section 8.5.	Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until payment in full of the Obligations; and (ii) be binding upon the Company and its successors and heirs and (iii) inure to the benefit of the Secured Party and its successors and assigns.  Upon the payment or satisfaction in full of the Obligations, the Company shall be entitled to the return, at its expense, of such of the Pledged Collateral as shall not have been sold in accordance with Section 5.2 hereof or otherwise applied pursuant to the terms hereof.

Section 8.6.	Independent Representation.

Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.	Applicable Law: Jurisdiction.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Florida and expressly consent to the jurisdiction and venue of the Florida State Court sitting in Broward County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any civil action asserted pursuant to this Paragraph.

Section 8.8.	Waiver of Jury Trial.

AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT AND TO MAKE THE FINANCIAL ACCOMMODATIONS TO THE COMPANY, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER DOCUMENTS RELATED TO THIS TRANSACTION.

Section 8.9.	Entire Agreement.

This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

COMPANY:
PLATINA ENERGY GROUP, INC.

By:
Name:
Title: Chief Executive Officer

SECURED PARTY:
TRAFALGAR CAPITAL SPECIALIZED
INVESTMENT FUND, LUXEMBOURG
By: Trafalgar Capital Sarl
Its: General Partner

By: /s/
Name:
Title: Portfolio Manager

EXHIBIT A

DEFINITION OF PLEDGED COLLATERAL

For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, all of the Company’s assets and all of the assets of the Company’s subsidiaries which are held by either as of the date of the Agreement to which this Exhibit is attached, including specifically the following Pledged Collateral of the Company and its subsidiaries:

(a)            all goods of the Company and/or its subsidiaries, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company and/or its subsidiaries or in which the Company and/or its subsidiaries may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(b)            all inventory of the Company and/or its subsidiaries, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company’s or its subsidiaries’ custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c)            all contract rights and general intangibles of the Company and/or its subsidiaries, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

(d)            all documents, warehouse receipts, instruments and chattel paper of the Company and/or its subsidiaries whether now owned or hereafter created;

(e)            all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company and/or its subsidiaries (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company’s and/or its subsidiaries’ customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company and/or its subsidiaries may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor, all of which the Company and its subsidiaries represent and warrant will be bona fide and existing obligations of its respective customers, arising out of the sale of goods by the Company in the ordinary course of business;

(f)            to the extent assignable, all of the Company’s and/or its subsidiaries’ rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

(g)            all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Collateral.